UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2020
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DICERNA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue Lexington, Massachusetts	02421
(Address of registrant’s principal executive office)	(Zip code)
(617) 621-8097
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
__________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRNA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On May 7, 2020, Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”, “we” or “us”), issued a press release announcing its financial and operational results for the quarter ended March 31, 2020. A copy of the press release is furnished herewith as Exhibit 99.1.
On April 30, 2020, the Company announced that it would hold a conference call and live audio webcast at 4:30 p.m., Eastern time, on May 7, 2020, to discuss its financial and operational results and to provide a general business update.
The information in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing. On May 7, 2020, Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial and operational results for the quarter ended March 31, 2020. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2020 we announced that Douglas Pagán was appointed to serve as the Company’s Chief Financial Officer, to be effective on May 26, 2020.
Mr. Pagán will succeed John “Jack” Green, who, as previously announced, notified us of his intention to retire from his position of chief financial officer of the Company. Mr. Green’s departure was not due to any disagreement with the Company regarding its operations, financial reporting, policies or procedures. The terms of Mr. Green’s transition agreement, as previously disclosed, will continue, including with respect to the consulting period as contemplated therein.
Mr. Pagán currently serves as the chief financial officer and secretary of KSQ Therapeutics, Inc. since April 2019. Prior to joining KSQ Therapeutics, Inc., Mr. Pagán was the chief financial officer of Paratek Pharmaceuticals, Inc. from December 2014 through April 2019. Prior to that, from April 2008 to December 2014, Mr. Pagán served as the Vice President of Finance at Acceleron Pharma, Inc. Prior to working at Acceleron, Mr. Pagán served in strategic and financial management roles at Biogen Idec and Bristol-Myers Squibb. Previously, Mr. Pagán worked in healthcare investment banking at J.P. Morgan, as well as pharmaceutical operational roles at Johnson & Johnson. Mr. Pagán received his B.S.E. in Chemical Engineering from Princeton University and his M.B.A. from Columbia Business School.
In connection with his appointment, Mr. Pagán entered into an employment agreement with the Company, effective as of May 26, 2020, pursuant to which Mr. Pagán will receive an annual base salary of $405,000 and will be eligible to participate in the Company’s annual bonus program, with a target opportunity equal to 40% of his base salary. In addition, Mr. Pagán will receive a one-time signing bonus of $100,000, subject to the terms contained in the employment agreement. The employment agreement also provides, among other things, that if the Company terminates him other than for “cause” (as defined in the employment agreement) or if Mr. Pagán terminates his employment for “good reason” (as defined in the employment agreement), then Mr. Pagán will receive the following severance benefits: (i) 12 months of continued base salary payments; (ii) a pro rata portion of his annual bonus for the year in which the termination occurs, based on actual performance determined under the Company’s annual bonus program as then in effect; and (iii) up to 12 months of Company-reimbursed COBRA premiums. In addition, if the Company terminates Mr. Pagán other than for cause or if he terminates his employment for good reason during the one-year period following a change of control (as defined in the employment agreement), then Mr. Pagán will receive the following severance benefits: (i) a lump sum severance payment equal to the sum of Mr. Pagán’s annual base salary and target annual bonus for the year in which the termination occurs; (ii) a pro rata portion of Mr. Pagán’s target bonus for the year in which the termination occurs; and (iii) up to one year of Company-reimbursed COBRA premiums. In addition, notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all time-based stock options and other time-based stock-based awards held by Mr. Pagán, to the extent unvested as of immediately prior to the change of control, will vest in full upon such change of control. Under the terms of the employment agreement, if any payment or other benefit provided to Mr. Pagán pursuant to his employment agreement constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to an excise tax imposed by Section 4999 of the Code, then the amounts actually paid to Mr. Pagán will be reduced to the extent that such a reduction would result in Mr. Pagán receiving a greater amount than he would have received if the payment had been made in full. Mr. Pagán’s right to receive these severance benefits is subject to his providing a release of claims in favor of us, the content of which release is contained in a supplemental side letter between Mr. Pagán and us. Mr. Pagán has also entered into an agreement that includes non-solicitation covenants in favor of us that apply during his employment with us and for two years thereafter.

The foregoing description of Mr. Pagán’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
The Company hereby incorporates by reference the information relating to the appointment of Mr. Pagán and departure of Mr. Green set forth in the press release issued on May 7, 2020, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Douglas Pagán, dated as of May 26, 2020.
99.1	Press release, entitled “Dicerna Announces First Quarter 2020 Financial Results and Provides a Business Update.”
99.2	Press Release titled “Dicerna To Appoint Douglas Pagán as Chief Financial Officer” issued by the Company on May 7, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ Douglas M. Fambrough, III
Douglas M. Fambrough, III, Ph.D.
Chief Executive Officer